Exhibit 10.1

FIRST AMENDMENT TO LETTER AGREEMENT

THIS FIRST AMENDMENT TO LETTER AGREEMENT (the “Amendment”) is entered into effective the 1st day of January, 2006, by Novoste Corporation, a Florida corporation (hereinafter referred to as the “Company”) and Daniel G. Hall (hereinafter referred to as the “Executive”). The Company and Executive are hereinafter referred to collectively, as the “Parties.”

W I T N E S S E T H :

WHEREAS, the Parties have entered into a Letter Agreement dated November 11, 2005, pursuant to which the date of Executive’s termination of employment with the Company is established as December 31, 2005 and pursuant to which the Executive is entitled to receive certain payments upon the termination of his employment; and

WHEREAS, the Company desires to extend Executive’s employment beyond December 31, 2005.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Termination of Employment: The terms of paragraph 1 of the Letter Agreement shall be altered and amended so that the Executive shall continue to be employed by the Company through January 31, 2006.

2. Certain Payments: Paragraph 2 of the letter Agreement shall be amended by adding the following paragraph:

(iii)	a third payment (the “Third Payment”) in the amount of $16,250, less applicable deductions, including, without limitation, federal and state withholding, to be paid on January 31, 2006, provided, however, that the Executive shall not receive the Third Payment if the Executive voluntarily terminates employment with the Company prior to January 31, 2006.

3. All other and further terms and provisions of the Letter Agreement shall remain in full force and effect as entered into by the Parties on November 11, 2005.

IN WITNESS WHEREOF, the Parties have executed this First Amendment to the Letter Agreement as of the date indicated their respective names.

Date: 1/3/06

/s/ Daniel G. Hall
DANIEL G. HALL

NOVOSTE CORPORATION

Date: 1/3/06

	By:	/s/ Alfred J. Novak
	Name:	Alfred J. Novak
	Title:	PRESIDENT AND CHIEF EXECUTIVE OFFICER